                       SkyWay Communications Holding Corp.
                     Agrees to Sell duPont Investment Fund
                    $1,000,000 of Common Stock and Additional
                   Common Stock Purchase Warrants and Will Use
                    the Initial Proceeds for Development of
                Infrastructure Necessary to Support its Southeast
                            Airline Services Contract
--------------------------------------------------------------------------------

CLEARWATER, Fla.--(BUSINESS WIRE) - September 25, 2003 - On September 22, 2003,
SkyWay Communications Holding Corp. (OTCBB: SWYC - News), and its wholly owned subsidiary, Sky Way Aircraft Inc. announced they have agreed to sell duPont
Investment Fund 4,000,000 shares of common stock at $0.25 per share. In addition, the duPont Fund acquired common stock purchase warrants to acquire an additional 2,000,000 shares at $0.35 per share, 2,000,000 shares at $0.50 per share, 2,000,000 shares at $0.70 per share, 2,000,000 shares at $1.25 per share and 2,000,000 shares at $1.50 per share. The Warrants are exercisable at any time prior to October 31, 2005. All of these securities are restricted securities. The purchase of the initial 4,000,000 shares for $1,000,000 was consummated on September 19, 2003.

SkyWay intends to use the proceeds of this investment to develop the aircraft and tower network infrastructure necessary to support its Southeast Airline
Service contract. SkyWay anticipates using $350,000 to complete the design and construction of its Clearwater Florida data/monitoring center, estimated to be operational by January 2004. Skyway anticipates using $250,000 to complete
Eastern seaboard tower leases, purchase equipment and undertake necessary testing to the connect towers to the Clearwater Florida data/monitoring center.
It is anticipated that SkyWay will utilize existing agreements with XO
Communications and MCI to connect the towers to the Clearwater center. SkyWay anticipates using $350,000 for the purchase, installation and testing of the
Southeast aircraft-related equipment, estimated completion by February 2004.
SkyWay anticipates in-flight testing of the Eastern seaboard network to be completed May 31, 2004 When operational, the Eastern seaboard network will service 7 of the 9 Southeast Airline destinations and 90% of Southeast Airlines currently scheduled flights. Assuming timely receipt of additional funding, a
Phase II tower site deployment plan will concentrate on the Central and
Midwestern U.S. Southeast Airline coverage area commencing January 2004, anticipated to be completed by April 2004 at a cost of $250,000. Following 2 months of airborne testing of the Phase II network, SkyWay anticipates having total coverage for all Southeast Airlines destinations by July 31, 2004.

According to Brent Kovar, President of SkyWay Communications Holding Corp.,
"This funding allows us to begin immediately to take the actions necessary to implement our contract with Southeast Airlines, activate the tower network and to commence generating revenues."

About Sky Way Aircraft, Inc.

Sky Way Aircraft, Inc. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. Sky
Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way
Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Brent Kovar, President (727) 535 8211     OR     www.skywayaircraftsecurity.com